Exhibit 99.1

CONFIDENTIAL DRAFT

NOT FOR RELEASE

091206KEB

BOULDER SPECIALTY BRANDS, INC.

ANNOUNCES PROPOSED ACQUISITION OF GFA BRANDS, INC.,

MARKETER OF SMART BALANCE® HEART-HEALTHY FOOD PRODUCTS

Longmont, CO (September 26, 2006) — Boulder Specialty Brands, Inc. (“Boulder”) (OTCBB: BDSBU; BDSB; BDSBW) today announced it has signed a definitive agreement to acquire GFA Brands, Inc., one of the fastest growing U.S. food companies and the maker of Smart Balance® and Earth Balance® heart-healthy food products as well as other established brands.

Stephen B. Hughes, Chairman and Chief Executive Officer of Boulder Specialty Brands, said, “The acquisition of GFA Brands represents a significant step in our strategy to be a leading marketer of healthy and organic brands targeting two of the most powerful trends in the global food and beverage market. GFA is the ideal platform for Boulder to leverage our management team’s skills and expertise in the categories in which Smart Balance competes today as well as our brand building experience.”

Hughes continued, “GFA Brands CEO Bob Harris and his team have done a remarkable job. We look forward to continuing to expand Smart Balance and Earth Balance into a wide range of food and beverage categories.”

GFA’s product line includes margarine, popcorn, mayonnaise, peanut butter and cooking oils, as well as natural and organic foods under the Earth Balance® brand. In addition, GFA’s brands include Smart Beat®, Nucoa, Fanning’s, H-O and Spin Blend heart-healthy food products. Smart Balance® was launched in 1996. TSG Consumer Partners, a leading private equity firm focused on consumer products companies, acquired a stake in the company in 2004.

Boulder Specialty Brands also announced that it intends to change its name to Smart Balance, Inc. upon consummation of the transaction. Under the terms of the agreement, a wholly owned subsidiary of Boulder Specialty Brands will merge with and into GFA Holdings, Inc., the sole stockholder of GFA Brands, Inc., making GFA Holdings a wholly owned subsidiary of Boulder.

“Our team looks forward to joining with Boulder to continue to grow these terrific brands,” said Bob Harris. “I have enjoyed working with TSG. They have been a strong resource for our company and management.”

“We value our partnership with the Harris family,” said Alexander S. Panos, a Managing Director of TSG. “Smart Balance has developed a loyal following among consumers and has strong growth potential.”

GFA Holdings shareholders, who include TSG Consumer Partners, will receive approximately $465 million in cash at closing, less amounts to be paid for certain commitments, estimated to be approximately $14 million, net of income tax benefit. As part of the transaction, Boulder will assume certain tax benefits with an estimated present value of approximately $15 million. To fund the transaction purchase price and related fees and expenses, and provide additional capital for growth and expansion, various institutional investors have agreed to purchase, in a private placement, $107.5 million of Boulder common stock at $7.46 per share, comprising 14,410,188 million shares of Boulder common stock. Institutional investors, including funds affiliated with Och-Ziff Capital Management Group, have also agreed to purchase for $138.5 million, 15,388,889 shares of Boulder Series A convertible preferred stock and warrants. The Series A preferred stock is convertible at $9.00 per share into Boulder common shares. The common stock was priced at a level equal to that of the shares’ closing price on the date that the contingent financing was agreed upon. Bank of America, N.A. and Banc of America Securities LLC have agreed to provide debt financing of approximately $180.0 million, pursuant to a loan commitment letter. The equity and debt will be funded at the closing of the merger. Net proceeds after deducting placement fees and related expenses will be combined with up to $100 million of the cash currently available for acquisition investment that is currently held in trust by Boulder. The closing of the merger and the equity and debt financings are subject to stockholder approval, regulatory clearances and other customary closing conditions.

Boulder will file a Current Report on Form 8-K with the Securities and Exchange Commission, which more fully sets forth the merger transaction and related financings.

In connection with the proposed acquisition, Duff & Phelps, LLC provided a fairness opinion to Boulder’s board of directors.

Citigroup Global Markets Inc. served as financial advisor to Boulder, and Davis & Kuelthau s.c., Ellenoff Grossman & Schole LLP and Foley & Lardner LLP were Boulder’s legal advisors. Banc of America Securities LLC and Centerview Partners LLC served as financial advisors to GFA Brands in connection with the transaction and Ropes and Gray provided legal advice. Citigroup Global Markets, Inc. was the lead placement agent of the private placements and Goodwin Procter LLP acted as their legal advisor. Banc of America Securities LLC served as co-placement agent of the private placements. Banc of America Securities LLC will be the sole lead arranger and sole bookrunner of the Company’s senior secured credit facilities that will be placed to finance a portion of the acquisition.

About Boulder Specialty Brands, Inc.

Boulder is a company that was formed for the specific purpose of consummating a business combination in the food and beverage industries. In December 2005, Boulder raised approximately $102 million in its initial public offering. Boulder’s management, board of directors and special advisors include former executives from organizations such as ConAgra Foods; Tropicana Products; Celestial Seasonings; Dean Foods Company; Bestfoods Inc., formerly known as CPC International; Unilever United States; Acosta Sales and Marketing Co.; Catalina Marketing Corporation; TBC Advertising; and W.B. Doner & Co. Advertising.

About GFA Brands, Inc.

GFA Brands, Inc., based in Cresskill, New Jersey, markets various foods under the Smart Balance®, Earth Balance®, Smart Beat® and other brand names. GFA is a licensee of Brandeis University for its patented oil blend to help improve HDL/LDL cholesterol ratios.

About TSG Consumer Partners

Founded in 1987, TSG Consumer Partners is a leading private equity firm and pioneered the use of private equity in high-growth, middle-market, branded consumer products companies. TSG has invested in such consumer brands as Glaceau vitaminwater, PureOlogy, Smashbox Cosmetics, N.V. Perricone, Mauna Loa, Terra Chips, Meguiar’s, Met-Rx Nutrition, and Famous Amos. TSG works closely with founders and management teams to build leading companies and strong brands.

About Och-Ziff Capital Management Group

Och-Ziff Capital Management Group is a global institutional asset management firm with over $19.0 billion under management, with offices in New York, London, Hong Kong and Bangalore. It invests across a range of strategies and geographies, with over US$2.5 billion invested in private transactions. In the last 12 months, Och-Ziff Capital Management Group has committed approximately $800 million in private transactions in the US, including PIPE transactions.

About Duff & Phelps, LLC

Duff & Phelps, LLC, is one of the world’s leading independent financial advisory firms serving client needs in the areas of valuation, investment banking and transaction advice, and dispute consulting. It is the foremost provider of industry focused, independent and objective valuation insight and advice. Duff & Phelps’ services include financial reporting and tax valuation, transfer pricing, real estate and fixed asset services, merger and acquisition advisory, fairness and solvency opinions, due diligence and dispute consulting. With more than 700 employees serving clients worldwide through offices in the United States, Europe and Asia, Duff & Phelps is committed to delivering insightful advice and service of exceptional quality, integrity and objectivity. For more information, visit www.duffandphelps.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Boulder, GFA and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Boulder’s and GFA’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Boulder stockholders to approve the plan and agreement of merger and the transactions contemplated thereby; the successful completion of the private placement and debt financing; the number and percentage of Boulder stockholders voting against the acquisition; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which GFA is engaged; demand for the products and services that GFA provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Boulder’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Boulder nor GFA assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed acquisition and financing and required stockholder approval, Boulder Specialty Foods, Inc., will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of Boulder. Boulder’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of GFA and the related private placement financing. Boulder stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Boulder, 6106 Sunrise Ranch Drive, Longmont, CO, 80503.

Boulder and its officers and directors may be deemed to have participated in the solicitation of proxies from Boulder’s stockholders in favor of the approval of the acquisition and related private placement financing. Information concerning Boulder’s directors and executive officers is set forth in the publicly filed documents of Boulder. Stockholders may obtain more detailed information regarding the direct and indirect interests of Boulder and its directors and executive officers in the acquisition and related private placement financing by reading the preliminary and definitive proxy statements regarding the merger and private placement financing, which will be filed with the SEC.

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Public & Investor Relations Contact:

Kirk Brewer

Core Communications Partners

214.213.5495